EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Natural Health Trends Corp. (the “Company”) on Form 10-Q for the three and nine months ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chris Sharng, Chief Financial Officer of the Company, certify, to the best of my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Chris Sharng

Chris Sharng
Executive Vice President and
Date: November 11, 2004	Chief Financial Officer